   [STAMP]                 CERTIFICATE OF AMENDMENT
                    OF RESTATED ARTICLES OF INCORPORATION

                      NATIONAL MEDICAL ENTERPRISES, INC.

     We the undersigned, Terence P. McMullen, Vice President, and Richard B. Silver Assistant Secretary, of National Medical Enterprises, Inc., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of March, 1995, adopted a resolution to amend the original restated articles as follows:

       Article I is hereby amended to read in its entirety as follows:

                                      "I

       The name of this corporation is:

                         Tenet Healthcare Corporation"

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Restated Articles of Incorporation is 201,241,735; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          /s/ Terence P. McMullen
                                          -----------------------------------
                                          Terence P. McMullen, Vice President

                                          /s/ Richard B. Silver
                                          -----------------------------------
                                          Richard B. Silver, Assistant Secretary


State of California

County of Los Angeles

     On June 22, 1995, personally appeared before me, a Notary Public, TERENCE P. MCMULLEN and RICHARD B. SILVER, who acknowledged that they executed the above instrument.

                                          /s/ Corinne L. Sotolov
                                          -----------------------------------
                                          Signature of Notary


                                                     [SEAL]
(Notary Stamp or Seal)

   [STAMP]                 CERTIFICATE OF AMENDMENT               [STAMP]

                                      OF

                           ARTICLES OF INCORPORATION

     NATIONAL MEDICAL ENTERPRISES, INC., a corporation organized under the laws of the State of Nevada, by its Senior Vice President and Secretary does hereby certify:

     1. That the Board of Directors of said corporation at a meeting duly convened and held on the 29th day of July, 1987, passed a resolution declaring that the change and amendment in the Articles of Incorporation hereinafter set forth is advisable, and called an annual meeting of the shareholders to take action thereon.

     2. That thereafter, on the 13th day of October, 1987, pursuant to such call of the Board of Directors, and upon notice given to each shareholder of record entitled to vote on an amendment to the Articles of Incorporation as provided by law, an annual meeting of the shareholders of the company was held, at which meeting, the holders of 67,320,228 shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote on the adoption of said amendment was 74,982,774; that 4,410,202 shares voted against such change and amendment, and that 59,194,200 shares, constituting at least a majority of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:
     That said Articles of Incorporation be amended to add Article X as follows:

     "No director or officer of this corporation shall be personally liable to this corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Section 300 of the Private Corporation Law of the State of Nevada.

     "If the Private Corporation Law of the State of Nevada is amended to authorize the further elimination of limitation of the liability of directors or officers, then the liability of a director of this corporation or an officer of this corporation shall be eliminated or limited to the fullest extent authorized by the Private Corporation Law of the State of Nevada, as so amended.

     "Any repeal or modification of this Article shall not adversely affect any right or protection of a director of this corporation or an officer of this corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification."

     WE, THE UNDERSIGNED, do make and file this amendment to the Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set our hands this 19th day of October, 1987.


                                       /s/ Marcus E. Powers
                                   ---------------------------
                                         Marcus E. Powers
                                      Senior Vice President

                                        /s/ Scott M. Brown
                                   ---------------------------
                                    Scott M. Brown, Secretary

STATE OF CALIFORNIA

County of Los Angeles

     On this 19th day of October, 1987, before me, a Notary Public, personally appeared Marcus E. Powers, Senior Vice President and Scott M. Brown, Secretary, who severally acknowledged that they executed the above instrument.

                                        /s/ Margaret E. Lundberg
                                        ------------------------
                                             Notary Public

     (NOTARIAL SEAL)

         [SEAL]


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